                             TERMINATION AGREEMENT

    THIS TERMINATION AGREEMENT, made and entered into as of the 30th day of June, 1997, by and between PAYSYS INTERNATIONAL, INC., a Florida corporation, ("PAYSYS"), and FERNTREE COMPUTER CORPORATION PTY., LIMITED, an Australian company number 006 995 893 ("FERNTREE").

                                 W I T N E S S E T H:

     WHEREAS, predecessors in interest of the parties hereto have entered into an Agency Agreement dated March 2, 1989, (the "Agency Agreement"), which by its terms has expired, but which the parties hereto have continued to operate under in marketing certain software products; and

    WHEREAS, the parties now desire to terminate the Agency Agreement and to make provision for the continuation of maintenance and support services to licensees who have obtained licenses pursuant to the Agency Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

    1. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agency Agreement.

    2. The Agency Agreement is hereby terminated. As a result of such termination, (i) FERNTREE shall have no further right whatsoever to grant any User Licenses for the Products or to grant any licenses or market or otherwise distribute and PAYSYS product whatsoever or to use any PAYSYS trademark or service mark, (ii) each Distributor License Agreement, if any, shall terminate and be of no further force and effect whatsoever and no Distributor shall have any right to market any of the Products or to grant any User Licenses, (iii) User Licenses presently in effect shall remain in effect until terminated in accordance with their respective terms, (iv) any amounts due to PAYSYS from FERNTREE as a result of the Agency Agreement accruing prior to the date hereof shall be paid by FERNTREE promptly, and (v) FERNTREE shall have no further obligation with respect to Maintenance, the same being assumed by PAYSYS pursuant to Paragraph 3 below, Section 4 (except as modified pursuant to the preceding sentence). 12, 15, 16 and 17.2 of the Agency Agreement shall survive the termination of the Agency Agreement along with such other provisions thereof which by their nature are intended to survive such termination.

    3. All existing maintenance and support agreements pursuant to which FERNTREE is currently providing maintenance and support for PAYSYS products are listed on Schedule A attached hereto (the "Maintenance Agreements"). FERNTREE hereby transfers and assigns the Maintenance Agreements to PAYSYS free and clear of any liens, security interests, and other encumbrances and free of any claims or rights of any third party, except rights of the other party to such agreement set forth therein, to PAYSYS, including, but not limited to, the right to receive all future payments under the Maintenance Agreements. FERNTREE has the right to retain all payments made prior to the date hereof pursuant to the Maintenance Agreements (less amounts payable to PAYSYS pursuant to the Agency Agreement) notwithstanding that such payments may relate to periods following the date hereof. Schedule A indicates the prepayments received pursuant to the Maintenance Agreements and the periods covered thereby. PAYSYS hereby assumes the obligations of FERNTREE to provide maintenance and support for PAYSYS products pursuant to the Maintenance Agreements. PAYSYS does not assume, and FERNTREE retains (i) any liabilities and other obligations of any nature arising under the Maintenance Agreements with respect to all periods prior to the date hereof (to the extent that such liabilities and obligations do not arise out of PAYSYS' responsibilities in relation to such Maintenance Agreements) and (ii) any obligation to provide maintenance and support for any non-PaySys software.

    4. PAYSYS shall pay to FERNTREE 30% of all future fees received by PAYSYS for licenses of VisionPlus Products in the Territory until FERNTREE has received a maximum of U.S. $1 million. These payments shall be based only on licenses of existing VisionPlus modules and not on any new modules or any successor products.

    5. FERNTREE shall indemnify PAYSYS from, and hold PAYSYS harmless with respect to, any and all liabilities, claims, damages, obligations, and expenses of any nature whatsoever arising with respect to the actions of FERNTREE under the Agency Agreement or arising under the Maintenance Agreements with respect to actions or omissions of FERNTREE prior to the date hereof or (i) obligations not assumed hereunder. PAYSYS shall indemnify FERNTREE from, and hold FERNTREE harmless with respect to, any and all liabilities, claims, damages, obligations, and expenses of any nature whatsoever arising under the Maintenance Agreements with respect to obligations assumed hereunder by PAYSYS and relating to the period beginning on the date hereof and (ii) obligations of PAYSYS under the Agency Agreement and any obligations of PaySys for maintenance and support in relation to the Maintenance Agreement prior to the assignment thereof.

    6. Each of PAYSYS and FERNTREE shall bear its own expenses, including but not limited to, legal fees, incurred in connection with the negotiation, execution and consummation of this Agreement.

    7. PAYSYS is not assuming any obligations or liabilities with respect to any FERNTREE employees and has not agreed to hire any FERNTREE employee.

    8. (a) This Agreement may be executed in one or more copies, all of which shall constitute one and the same Agreement. Execution of this Agreement may occur via telecopy with original signature pages to follow.

         (b) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Florida.

         (c) This Agreement is solely between the parties hereto and no person not a party to this Agreement shall have any rights hereunder or as a third party beneficiary or otherwise.

         (d) If it should ever become necessary to interpret or construe this Agreement, it shall be done without giving any effect or weight to whichever party may have prepared or drafted this Agreement, the parties having agreed that each party have participated in the preparation, negotiation, and drafting of this Agreement.

         (c) This Agreement constitutes the complete agreement between the parties with respect to the termination of the Agency Agreement and the assignment and assumption of certain rights and responsibilities with respect to the Maintenance Agreements. This Agreement may not be amended, modified, or changed except by a writing signed by both parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written and the said date shall be deemed the effective date of this Agreement.

                                       PAYSYS INTERNATIONAL, INC.

                                       By:
                                          ___________________________________


                                       FERNTREE COMPUTER CORPORATION PTY, LTD.

                                       By:  /s/.
                                          ___________________________________

                                      SCHEDULE A

                                Maintenance Agreements


Customer          License     Maintenance     Term               Payments Through

Adelaide Bank     CDM         $19,500         March 14, 1998     March 14, 1998

ANZ Bank          CDM         $27,500         June 30, 1997      June 30, 1997

ANZ Bank          CP          $109,800        Sept 30, 1997      Sept 30, 1997

ANZ Bank          CTA                         June 30, 1997      Unassigned and Unpaid

ANZ Fiji          CP400       $30,821         Nov 17, 1997       Nov 17, 1997

AVCO              CDM         $24,000         Sept 30, 1997      Sept 30, 1997

Bank West         MTS         $8,100          March 26, 1998     March 26, 1998

Bank West         CMP Rel 5   $47,671         March 26, 1998     March 26, 1998

CSB               CMP Rel 5   $67,940         Oct 15, 1997       Oct 15, 1997

David Jones       Vision 21   $138,712        Dec 31, 1997       Dec 31, 1997

NAB               CMP Rel     $77,000         April 30, 1997     April 30, 1997
                  5/CSM

Telstra           CDM         $45,000         Dec 31, 1997       Dec 31, 1997

Westpac NZ        CMP         $96,025         June 2, 1997       June 2, 1998

Westpac NZ        CSM         $18,750         August 9, 1997     August 1, 1997


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